                                                                     EXHIBIT 5.1

                                January 28, 2000

UBICS, Inc.
333 Technology Drive
Suite 210, Southpointe
Cannonsburg, Pennsylvania  15317

         Re:      Registration Statement on Form S-8
                  ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel for UBICS, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended, with respect to 1,300,000 shares of common stock (the "Shares"), par value $.01 per share, of the Company (the "Common Stock"). The Shares are reserved for issuance upon exercise of stock options granted or available to be granted under the UBICS, Inc. 1987 Stock Option Plan, as amended,(the "Plan").

         In our capacity as counsel, we have been requested to render the opinion set forth in this letter and in connection therewith, we have reviewed the following documents and materials: (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) the Amended and Restated Bylaws of the Company, (iii) the Registration Statement, (iv) the Plan, (v) certain minutes of meetings and resolutions of the Board of Directors of the Company, and (vi) such other documents, instruments and records as we deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

         In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the oral representations of officers or representatives of the Company and (ii) the representations and warranties of the Company contained in the documents referenced above for the truth, accuracy and completeness of the matters contained therein.

         In addition, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and
(iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

         No opinion is expressed herein in any respect as to (i) federal and state securities laws and regulations, (ii) pension and employee benefit laws and regulations, including without limitation the Employee Retirement Income Security Act of 1974, as amended, and (iii) federal and state tax laws and regulations.

         The opinion expressed herein is limited and qualified in all respects by the effects of general principles of equity, whether applied by a court of law or equity, and by the effects of bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.

         The law covered by the opinion expressed herein is limited to (i) the Federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States and (ii) the Delaware General Corporation Law, as amended.

         This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

         Based upon, and subject to, the foregoing, we are of the opinion, as of the date hereof, that the Shares will be, when and if issued in accordance with the terms of the Plan and upon receipt by the Company of the required consideration, validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to any reference to our firm in the Registration Statement as legal counsel who have passed upon the legality of the securities offered thereby.


                                        /s/ PEPPER HAMILTON LLP